Exhibit 10.1

SEPARATION AND CONSULTING SERVICES AGREEMENT

This Separation and Consulting Services Agreement ("Agreement") is entered into and effective as of September 30, 2025 (the "Effective Date") by and between GBANK FINANCIAL HOLDINGS INC., a Nevada corporation (the "Company"), and T. RYAN SULLIVAN ("Executive").

WHEREAS, Executive and GBFH are parties to that certain Employment Agreement, dated September 1, 2023 (the “Employment Agreement”), wherein Executive is employed as President and Chief Executive Officer of GBFH and its wholly owned subsidiary, GBANK, a Nevada corporation (“GBANK”);

WHEREAS, Executive is also a member of the Board of Directors of the Company and GBANK;

WHEREAS, on August 26, 2025, Executive provided early notice of his intent not to renew the Employment Agreement beyond its scheduled termination date of August 31, 2026;

WHEREAS, the Company and Executive has agreed to enter into this Agreement to address certain compensation and related items resulting in his separation as both an employee and director of the Company and GBANK, but delivering Consulting Services (defined below) in order to provide for continuity, and to assure that Executive's knowledge and business expertise remain available to the Company, the Company desires to engage Executive as a consultant on the terms set forth in this Agreement; and

WHEREAS, Executive desires to provide the Consulting Services to the Company on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived therefrom, the Company and Executive hereby agree as follows:

1.
Separation Acceptance and Terms.

1.1.
Separation Effective Date. By execution hereof, the Company accepts Executive's separation as an employee of the Company, GBANK, and each of its respective subsidiaries and affiliates as of the Effective Date as well as his position as member of the Board of Directors of the Company and GBANK. Simultaneously with the execution and delivery of this Agreement, Executive shall submit written resignations for said positions.

1.2.
Compensation and Post-Separation Benefits. The Company and Executive have agreed on certain terms related to compensation payments and related benefits as follows: (i) a lump sum payment by the Company to the Executive in the amount of FIVE HUNDRED TWENTY-FIVE THOUSAND DOLLARS AND NO/100 CENTS ($525,000.00), together with all accrued and unused paid time off (“PTO”), subject to all applicable tax withholding to be paid on or before the Effective Date via direct deposit using the banking information that the Company has used for all prior payroll deposits; (ii) payment in full by the Company covering Executive’s COBRA premiums for a period 18 months from the Effective Date covering the Executive and his eligible dependents; (iii) continued vesting for all Restricted Stock Awards (“RSA’s”) issued and granted to the Executive pursuant to the Company’s incentive plans for the period in which Executive provides the Consulting Services (as defined in Section 2.2 below); (iv) continuation of the provisions of Section 10 (Indemnification) of the Employment Agreement for a period of six (6) years from the Effective Date; and (v) provide assistance (legal and otherwise) to the Executive with respect to his reporting obligations with the U.S. Securities and Exchange Commission until the

Executive ceases to be required to file such reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended. Except for the items set forth subsections (i) through (v) of this Section 1.2, Executive waives in full any and all other payments that may be due and payable to him under the Employment Agreement; provided, however, the sections that survive the termination of the Employment Agreement remain in full force and effect, including, but not limited to Section 9 (Executive Covenants) and Section 19 (Confidentiality) except as expressly modified in this Agreement, including Section 2.6 hereof. “Restricted Period” as defined in Section 9(a) of the Employment Agreement and as used therein is revised to end on December 31, 2026.

1.3.
Release. As an express condition to the terms of this Agreement and the payments and related items set forth in Section 1.2, Executive agrees to execute and deliver the Release, a form of which is attached hereto as Exhibit “A” (the “Release”) simultaneously with the execution and delivery of this Agreement.

2.
Executive Consulting Engagement.

2.1.
Consulting Term. By execution of this Agreement, the Company hereby engages Executive as a consultant commencing on October 1, 2025 continuing through the earlier of: (i) June 30, 2026 (9 months); or (ii) the date this this Agreement is terminated pursuant to Section 2.4 (the "Consulting Term”). Upon expiration of the Consulting Term, the Company and Executive may mutually agree to extend the Consulting Term on such terms as agreed upon and documented in a writing between the parties. Upon the expiration of the Consulting Term, any remaining and unvested RSA’s of the Executive shall be surrendered.

2.2.
Consulting Services. During the Consulting Term, Executive shall make himself available to provide such advisory services as are reasonably requested by the Company through its Executive Chairman or such other party(ies) that the Company identifies in writing to the Executive (the "Consulting Services"). Executive agrees to provide the Consulting Services at such times (subject to the weekly hourly limitation described herein) and locations as the Company reasonably requires. Executive agrees to use his best efforts to perform the Consulting Services in a professional and competent manner. The Consulting Services shall not exceed 20 hours per week (which hours are less than the 20% of the prior service level of the Executive for the past three calendar years) as required under Treasury Regulation Section 409A.

2.3.
Consulting Compensation and Expenses. In consideration for the Consulting Services to be performed during the Consulting Term, Executive shall receive a monthly retainer (the "Retainer") of FORTY THOUSAND DOLLARS AND NO/100 CENTS ($40,000.00) which shall be paid monthly in arrears. Executive shall pay and be responsible for all of his office expenses, including postage, printing, and cell phone expenses. The Company shall reimburse Executive for other reasonable expenses incurred in connection with rendering the Consulting Services hereunder in accordance with policies adopted by the Company from time to time. The expense reimbursements described herein are intended to satisfy the requirements for a "reimbursement plan" described in Treasury Regulation Section 1.409A- 3(i)(1)(iv)(A) and shall be administered to satisfy such requirements.

2.4.
Termination of the Consulting Term.

(a) Death. Executive's engagement hereunder shall terminate upon his death.

(b) Termination by Company For Cause. The Company may terminate this Agreement and Executive's engagement hereunder as a consultant for Cause. For purposes of this Agreement, "Cause" shall mean personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, disparagement of the Company and/or its Executive Chairman, its then President/CEO, any of its Executive Officers or its Directors, material breach of the Company's Code of Ethics, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Company, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist or regulatory order, or material breach of any provision of the Agreement. For the avoidance of doubt, if the Company terminates this Agreement for Cause, Executive shall not receive any further payments of the Retainer.

2.5.
Confidential Information. Executive recognizes and acknowledges that the knowledge of the business activities, plans for business activities, and all other proprietary information of the Company, as it may exist from time to time, is valuable, special and unique assets of the business of the Company. Executive will not, during or after the expiration of the Consulting Term disclose any knowledge of the past, present, planned or considered business activities or any other similar proprietary information of the Company, to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company. Further, Executive may disclose information regarding the business activities of the Company to any bank regulator having regulatory jurisdiction over the activities of the Company pursuant to a formal regulatory request. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Company, will be entitled to seek injunctive relief restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company, or any other similar proprietary information, or from rendering any services to any person, firm, corporation, or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company, from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

2.6.
Status. Executive and Company agree that Executive shall perform the Consulting Services as an independent contractor and shall have no power or authority to bind the Company, or any subsidiary or affiliate thereof. Company will report all fees paid to Executive by filing a Form 1099-MISC with the Internal Revenue Service as required by law. Because the Consulting Services will be performed by Executive as an independent contractor and not an employee, unless otherwise required by the law, Company will not make any withholdings from any payments hereunder. Executive agrees to accept exclusive liability for complying with all applicable local, state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on the Retainer. Except for benefits to which Executive may receive pursuant to Section 1.2 above, Executive will not receive any employee benefits under any Company-sponsored benefit plans or participate in Company-sponsored health insurance during the Consulting Term. Executive will no longer accrue PTO under this Agreement. Executive further agrees to indemnify and hold harmless the Company against any and all liabilities to any taxing authority for any taxes (except the Company's share of Social Security, if any), interest or penalties with regard to or arising from the payment of fees.

3.
Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

If to Executive: 8268 Sonoma View Court

Las Vegas, Nevada 89139

If to the Company: 9115 West Russell Road, Ste 110,

Las Vegas, Nevada 89148

Attention: Edward M. Nigro, Executive Chairman of the Board of Directors

4.
Entire Agreement. This Agreement (a) contains the complete and entire understanding and agreement of Executive and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of Executive as a Consultant in connection with the subject matter hereof.

5.
Modification or Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

6.
Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

7.
No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

8.
Executive's Representations. Executive represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, non- competition agreement or confidentiality agreement with any other person or entity that would prevent him from performing under this Agreement and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the parties hereto, enforceable in accordance with its term.

9.
Counterparts; Signatures. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement. The Company and Executive agree that this Agreement may be executed, exchanged, and delivered by facsimile, photo, e-mail PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature. Each counterpart will be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

10.
Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for purposes of this Agreement) and such successor shall deliver a written affirmation of its obligations hereunder to Executive. This Agreement will inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, and legatees, but otherwise will not be assignable, transferable or delegable by Executive. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as otherwise expressly provided in this Section 10.

11.
Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada.

12.
Arbitration. Any dispute or controversy arising under or in connection with this Agreement, other than a dispute or controversy arising under Section 2.5, shall be settled exclusively by arbitration, conducted before a single arbitrator sitting in a location selected by the Executive within Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid the Retainer during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13.
Survivorship. Any provision of this Agreement that by its terms is intended to continue to apply after any termination or expiration of the Consulting Term or the Agreement shall survive such termination or expiration and continue to apply in accordance with its terms.

IN WITNESS WHEREOF, Executive and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.

COMPANY: GBANK FINANCIAL HOLDINGS INC., a Nevada corporation

/s/ Edward M. Nigro
Edward M. Nigro Executive Chairman

EXECUTIVE:

/s/ T. Ryan Sullivan
T. Ryan Sullivan, Personally

EXHIBIT “A” FORM OF RELEASE

This release (“Release”) is entered into by T. RYAN SULLIVAN (“Executive”) in favor of the Releasees (as defined below) as of the date signed by Executive below.

1.
Separation and Consulting Agreement. Reference is hereby made to the Separation and Consulting Agreement, dated September 30, 2025 (the “Agreement”) setting forth the agreement between Executive and GBank Financial Holdings Inc. (“Company”) regarding the separation of employment of the Executive and the provisions and related payments set forth in Section 1.2 thereof. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

2.
Release.

(a) Executive, for himself and his spouse, heirs, executors, administrators, insurers, transferees, representatives, successors, and assigns (collectively, the “Executive Releasors”) hereby releases and discharges Company and its direct and indirect parents, subsidiaries, predecessors, successors, assigns, divisions, and other affiliated or related companies, and each of their respective past and present officers, directors, managers, agents, employees, members, equityholders, shareholders, investors, advisors, financing sources, insurers, representatives, assigns, principals and counsel, expressly including the Company (the “Releasees”), from any and all actions, causes of action, claims, demands, grievances, and complaints, whether known or unknown, that the Executive Releasors ever had or may have at any time through the Effective Date (as defined below). Executive acknowledges and agrees that this Release is intended to and does cover, but is not limited to: (i) any claim of employment discrimination of any kind, whether based on a federal, state, or local Constitution, statute, regulation or court decision, including but not limited to Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Civil Rights Acts of 1866, 1871, and 1991, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, as amended, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the Labor Management Relations Act, including Section 301 of the LMRA, the National Labor Relations Act, the Nevada Equal Opportunities for Employment Law, the Nevada Equal Pay Law, the Nevada Wage Payment and Work Hour Law, the Nevada Occupational Safety & Health Act, and the Nevada School Visitation Law, and all claims arising under the Sarbanes-Oxley Act of 2002 (Public Law 107- 204), including whistleblowing claims under 18 U.S.C. §§ 1513(e) and 1514A; and (ii) any claim, whether statutory, common law, or otherwise, arising out of the terms or conditions of Executive’s employment with and/or Executive’s separation from Company including, but not limited to, any claims in the nature of tort or implied or express contract, retaliation, harassment and discrimination, wrongful discharge, promissory estoppel, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, libel, slander, defamation, unpaid wages, bonuses, commissions, expense reimbursement, severance, deferred compensation, expense reimbursement or other compensation, for stock options, profit-sharing, equity and related interests, claims arising from or related to tax, penalty, or interest expenses imposed on Executive under the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation taxes imposed pursuant to Code Section 409A, and/or arising out of any and all employee handbooks, policy and procedure manuals, and other policies and practices of Company, claims related to any tangible or intangible property of Executive’s that remains with Company, claims for any loss, cost, damage, or expense arising out of any dispute over the tax treatment of any of the compensation received by Executive at any time, and any and all claims for attorneys’ fees and costs. The listing of specific rights, claims, and causes of action being released is by way of example only and does not limit the general scope of this Release.

(b) Executive intends that, by this Release, Executive is giving up all rights, claims and causes of action occurring prior to the Effective Date (as defined below), whether or not any damage or injury therefrom has yet occurred. Executive acknowledges that there is a risk that after execution of this Release, he will incur or suffer damage, loss or injury to person or property that is in some way caused by or connected with Executive’s employment with and/or separation from Company, but that is unknown or unanticipated at the time of the execution of this Release. Executive expressly accepts the risk of loss with respect to both undiscovered claims and with respect to claims for any harm suffered after the execution of this Release arising out of conduct, statements, performance or decisions occurring before the Effective Date. Executive stipulates that this Release will and does apply to all unknown or unanticipated results of any and all matters caused by or connected with Executive’s employment with and/or separation from Company, as well as those claims currently known or anticipated. However, this Release does not apply to any rights or claims that may arise out of acts or events that occur after the Effective Date, claims that may not legally be released, or claims to vested benefits, such as health insurance claims and 401k accounts.

(c) Executive further acknowledges and agrees that this Release constitutes a voluntary waiver of any and all rights and claims Executive may have as of this date. Executive has waived rights or claims pursuant to this Release in exchange for consideration, the value of which exceeds payment or remuneration to which he or she was otherwise entitled. Executive has been advised that he may consult with the attorney of his choosing concerning this Release prior to executing it, and he has done so.

3.
Enforceability of Release; Effective Date. Executive understands and acknowledges that this Release includes a release of claims under the Age Discrimination in Employment Act (the “ADEA”), and understands that one-fourth of payments being provided to the Executive pursuant to Section 1.2 of the Agreement is attributable to this ADEA portion of the Release (the “ADEA Release”). Executive acknowledges that he has been advised to consult with an attorney before signing this Release. Executive further acknowledges the adequacy and sufficiency of the Severance Payment for the promises set forth in this Release, and acknowledges that, in the absence of this Release, Company is not otherwise obligated to pay such sums. Executive further acknowledges that he has been offered at least twenty- one (21) days to consider this Release, that Executive has read the Agreement and this Release and understands their terms and significance, and that Executive has executed this Release with full knowledge of its effect, after having carefully read and considered all terms of this Release and, if Executive has chosen to consult with an attorney, that attorney has fully explained all terms and their significance to Executive. Executive certifies his understanding that Executive may revoke the ADEA Release, as applies to him, within seven (7) days following execution of this Release, and that this ADEA Release only will not become effective or enforceable until that revocation period has expired, although the remainder of the Release will be effective upon Executive signing the Release. Any revocation should be sent, in writing, to the Executive Chairman of the Board of Directors of Company at the notice address designated in the Agreement. Executive also understands that, should he revoke the ADEA Release within the seven (7) day period, the ADEA Release, as it applies to him, would be voided and the p ayments in Section 1.2 of the Agreement attributable to this ADEA Release would not be paid or owed to Executive. This Release will be effective as of the eighth day following its execution by Executive (the “Effective Date”). Executive understands that nothing in this Release affects his ability to test the knowing and voluntary nature of this ADEA Release.

4. Responsibility for Taxes. Executive acknowledges and agrees that Executive is solely and entirely responsible for the payment and discharge of all federal, state, and local taxes, if any, which at any time may be found to be due on or as a result of the payment made to Executive as consideration for this

Release. Executive agrees to indemnify, defend, and hold harmless the Releasees and each of them from or against any claim or liability for any such taxes and related penalties and/or interest, in the event such taxes, penalties and/or interest are assessed by the United States Internal Revenue Service or any other taxing authority. Executive expressly acknowledges that neither Company nor its counsel has made any representations to Executive regarding the tax consequences of any consideration Executive may receive pursuant to this Release and the Agreement.

5.
Disclosure Obligation. By signing below, Executive represents that Executive has no knowledge or suspicion of any wrongdoing involving improper or false claims with respect to a federal or state governmental agency, or any customer, or any other wrongdoing that involves Executive, Company, or any present or former employee(s), contractors or agents. Executive agrees promptly to contact Company if he learns of or suspects any such wrongdoing in the future.

6.
Cooperation. Executive agrees to fully cooperate in the investigation by Company of any issues, and the defense of any claims by, against or otherwise involving Company that might arise that could involve Executive or information within Executive’s knowledge as a further condition to receiving the Severance Payment, regardless of whether Executive personally is named in the action. For such cooperation, Executive acknowledges that while the Agreement remains in effect, no additional payments will be paid to him, provided, however, if the Agreement is terminated as provided for therein, the Company agrees to pay Executive at the rate of $175.00 per hour, in addition to reimbursement for reasonable costs incurred.

7.
No Pending or Future Lawsuits. Executive represents that there are no lawsuits, claims or actions pending in Executive’s name, or brought by Executive on behalf of any other person or entity, against any of the Releasees. Executive also represents that Executive does not intend to bring any claims on his own behalf, or on behalf of any other person or entity, against any of the Releasees. Nothing herein is intended to contravene any law that may permit Executive to file claims and/or cooperate with government agency(ies); however, Executive may not receive any individual compensation as a result of claims brought through or by any such agency.

8.
Future Affiliation. Executive agrees that, as a condition of receiving the payments pursuant to Section

1.2 of the Agreement, Executive will not apply for or seek employment, engagement or reinstatement with Company and its affiliated entities or their successors or assigns at any point in the future, and expressly and forever releases and discharges these entities from any obligation to employ or engage Executive in any capacity. Executive represents and warrants that he has not knowingly accepted, applied for or sought work or employment with any of these entities, and further agrees that if Executive does seek to become affiliated or employed with any such entity, this Release constitutes just and proper cause to deny Executive such affiliation or employment or to immediately terminate such work or employment. This provision may be waived in writing by Company and/or its successors or assigns.

9.
Not Admissible. This Release will not be admissible in any proceeding, provided that nothing in this Release will prevent Executive or Company from asserting or pursuing any claim to enforce the terms of this Release or using this Release to defend against claims by the other party.

10.
Continuing Obligations. Executive acknowledges and agrees to abide by his continuing obligations under the Employment Agreement.

11.
Payment Conditioned upon Compliance. Executive understands that his entitlement to the payments pursuant to Section 1.2 of the Agreement and any part thereof is contingent upon Executive being in full compliance with this Release and the continuing obligations under each of the Agreement and the Employment Agreement and any other agreements with Company. Company will have the right to refrain from providing further payment pursuant to the Agreement, and to recoup any payments thereof already provided to Executive, in the event that Executive breaches his obligations in any material respect, in addition to any other remedies available to Company in law or in equity.

12.
Assignment. Executive’s continuing obligations under this Release may not be assigned by Executive without the prior written consent of Company, and any purported transfer or assignment will be void. Company may assign its rights and duties thereunder. This Release will inure to the benefit of Company and its successors and assigns (whether by operation of law, merger, change of control or otherwise).

13.
Modification and Severability. In the event that any provision of this Release becomes, or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, such provision will be modified to render it enforceable to the fullest extent permitted by law. If the provision cannot be modified, this Release will continue in full force and effect without said provision, so long as the remaining provisions remain intelligible and continue to reflect the original intent of the parties.

14.
Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Release may be amended and the observation of any provision hereof may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of Company. The failure of Company to insist upon the performance of any of the terms and conditions in this Release, or the failure to prosecute any breach of any of the terms and conditions of this Release, will not be construed thereafter as a waiver of any such terms or conditions.

15.
Governing Law; Jurisdiction; Prevailing Party Fees. This Release will be deemed to have been executed and delivered within the State of Nevada, and it will be construed, interpreted, governed and enforced in accordance with the substantive laws of, the State of Nevada, without regard to conflict of law principles. Executive hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of Nevada. The substantially prevailing party in any action under this Release will be entitled to recover its, his costs and reasonable attorneys’ fees.

16.
Signatures. A facsimile, pdf, DocuSign or other electronic signature will have the same force and effect as an original.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE, HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT, AND HAS HAD AN OPPORTUNITY TO DO SO, AND THAT EXECUTIVE UNDERSTANDS ALL OF ITS TERMS AND EXECUTES IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.

FORM ONLY – SIGNATURE ON EXECUTION COPY ONLY